     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1998

                                                              FILE NO. 333-47631
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           --------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           DUNN COMPUTER CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

        COMMONWEALTH OF VIRGINIA                            5060                                   54-1890464
    (State or Other Jurisdiction of             (Primary Standard Industrial        (I.R.S. Employer Identification Number)
             Incorporation                      Classification Code Number)
            or Organization)

                           --------------------------

         1306 SQUIRE COURT, STERLING VIRGINIA 20166 TEL. (703) 450-0400 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                                  Registrant's
                          Principal Executive Offices)
                         ------------------------------

                                JOHN D. VAZZANA
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           DUNN COMPUTER CORPORATION
                               1306 SQUIRE COURT
                            STERLING, VIRGINIA 20166
                                 (703) 450-0400
                (Name, Address Including Zip Code, and Telephone
               Number, Including Area Code, of Agent For Service)
                         ------------------------------

                                   COPIES TO:

               KENNETH J. AYRES                               JOHN L. SULLIVAN, III
            CATHERINE M. STAVRAKIS                             ANNE W. MARCULEWICZ
          JONES, DAY, REAVIS & POGUE                    VENABLE, BAETJER AND HOWARD, LLP
              1450 G STREET, N.W.                        2010 CORPORATE RIDGE, SUITE 400
             WASHINGTON, DC 20005                               MCLEAN, VA 22102
                (202) 879-3939                                   (703) 760-1655

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                   AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
           SECURITIES TO BE REGISTERED               REGISTERED (1)       PER UNIT (2)         PRICE (2)        REGISTRATION FEE
Common Stock, par value $0.001 per share               3,737,500             $9.50            $35,506,250           $10,475

(1) Includes 487,500 shares subject to an option granted to the Underwriters to cover over-allotments, if any.

(2) Estimated solely for purposes of calculating the registration fee and based upon the average of the high and low price of Dunn Computer Corporation, a Delaware corporation, as reported on the Nasdaq National Market on March 25, 1998.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses (other than underwriting discounts and commissions) in connection with the Offering described in this Registration Statement, all of which shall be paid by the Company. All of such amounts (except the SEC Registration Fee, and the NASD Filing Fee) are estimated.

SEC Registration Fee..............................................  $  10,475
NASD Filing Fee...................................................      2,980
Nasdaq Filing Fee.................................................     17,500
Blue Sky Fees and Expenses........................................      5,000
Printing and Engraving Costs......................................    150,000
Legal Fees and Expenses...........................................    225,000
Accounting Fees and Expenses......................................    150,000
Transfer Agent and Registrar Fees and Expenses....................      5,500
Miscellaneous.....................................................    333,545
                                                                    ---------
    Total.........................................................  $ 900,000
                                                                    ---------
                                                                    ---------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    VIRGINIA STOCK CORPORATION ACT

    Section 697 A of the Virginia Stock Corporation Act ("VSCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (1) he conducted himself in good faith, (2) he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and, in all other cases, that his conduct was at least not opposed to its best interests, and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 697 C of the VSCA provides that the termination of a proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director did not meet the standard of conduct set forth in Section 697 A.

    Section 697 D of the VSCA provides that a corporation may not indemnify a director under Section 697 in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under Section 697 of the VSCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

    Section 698 of the VSCA states that, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

    Section 701 of the VSCA provides that a corporation may not indemnify a director under Section 697 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in
Section 697. Such determination is to be made (1) by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (2) if such a quorum is not obtainable, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding, (3) by special legal counsel selected as set forth in the statute, or (4) by the shareholders (without the vote of shares owned by or voted under the control of directors who are at the time parties to the proceeding).

    Section 699 of the VSCA provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if (1) the director furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct described in Section 697, (2) the director furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he did not meet the standard of conduct, and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Determinations and authorizations of payments under
Section 699 are to be made in the manner specified in Section 701 of the VSCA.

    Under Section 700.1 of the VSCA, an individual who is made a party to a proceeding because he is or was a director of a corporation may apply to a court for an order directing the corporation to make advances or reimbursement for expenses or to provide indemnification. The court shall order the corporation to make advances and/or reimbursement for expenses or to provide indemnification if it determines that the director is entitled to such advances, reimbursement or indemnification and shall also order the corporation to pay the director's reasonable expenses incurred to obtain the order. With respect to a proceeding by or in the right of the corporation, the court may (1) order indemnification of the director to the extent of his reasonable expenses if it determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he was adjudged liable to the corporation and (2) also order the corporation to pay the director's reasonable expenses incurred to obtain the order of indemnification.

    Section 702 of VSCA states that, unless limited by a corporation's articles of incorporation, (1) an officer of the corporation is entitled to mandatory indemnification under Section 698 of the VSCA, and is entitled to apply for court-ordered indemnification under Section 700 of the VSCA, to the same extent as a director, and (2) the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director.

    Section 703 of the VSCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against him or incurred by him in that capacity, or arising from his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Sections 697 or 698 of the VSCA.

    Section 704 of the VSCA states that a corporation shall have power to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director, officer, employee or agent that may be authorized by its articles of incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against (1) his willful misconduct, or (2) a knowing violation of the criminal law. Unless the articles of incorporation, or any such bylaw or resolution expressly provide otherwise, any determination as to the right to any further indemnity shall be made in accordance with Section 701 B of the VSCA. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such person.

    CERTIFICATE OF INCORPORATION

    Article 11 of the Company's Articles of Incorporation provides that the Company shall, to the fullest extent permitted by the law of Virginia, indemnify an individual who is or was a director or officer of the Company and who was, is, or is threatened to be made, a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (collectively, a "proceeding"), against any obligation to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to any employee benefit plan) or other liability and reasonable expenses (including counsel fees) incurred with respect to such a proceeding, except such liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of criminal law.

    Article 11 also provides that unless a determination has been made that indemnification is not permissible, the Company shall make advances and reimbursements for expenses reasonably incurred by a director or officer in a proceeding as described above upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification.

    Article 11 also provides that the determination that indemnification is permissible, the authorization of such indemnification (if applicable), and the evaluation as to the reasonableness of expenses in a specific case shall be made as provided by law. Special legal counsel selected to make determinations under such Article 11 may be counsel for the Company. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make him or her ineligible for indemnification.

    For the purposes of Article 11, every reference to a director or officer includes, without limitation, (1) every individual who is a director or officer of the Company, (2) an individual who, while a director or officer, is or was serving at the Company's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (3) an individual who formerly was a director or officer of the Company or who, while a director or officer, occupied at the request of the Company any of the other positions referred to in clause (2) of this sentence, and (4) the estate, personal representative, heirs, executors and administrators of a director or officer of the Company or other person referred to herein. Service as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Company is deemed service at the request of the Company. A director or officer is deemed to be serving an employee benefit plan at the Company's request if such person's duties to the Company also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.

    INDEMNIFICATION AGREEMENTS

    The Company may enter into indemnification agreements with its directors and officers for the indemnification of and advancing of expenses to such persons to the fullest extent permitted by law.

    UNDERWRITING AGREEMENT

    The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with this Offering, including liabilities under the Act.

    INSURANCE

    Dunn has purchased directors and officers liability insurance in the amount of $1.0 million.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    The following information relates to securities of Dunn Delaware issued or sold within the past three years which were exempt from registration under the Securities Act pursuant to Section 4(2) thereof:

    During the past three years, the Company sold securities in the transactions described below. There were no underwriters involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith, except as disclosed below. The issuance of these securities were considered to be exempt from registration under Section 4(2) of the Act, as amended, and the regulations promulgated thereunder. The purchasers of the securities in such transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificate for the securities issued in such transaction. The purchaser of the securities in such transactions had adequate access to information about the Registrant.

    In September, 1997 Dunn Delaware issued 150,000 shares of common stock to the shareholders of STMS, a Virginia-based IT services company, as consideration valued at $975,000 for all of the outstanding shares of common stock of STMS. In addition, two selling stockholders received an option to purchase an additional 25,000 shares of Dunn common stock at an exercise price of $6.125 per share, exercisable at any time prior to September 12, 2000. In November 1997, Dunn reacquired 2,257 shares of its common stock in connection with a loan forgiveness of approximately $63,000. In March 1998, Dunn repurchased from two of the STMS selling stockholders 50,000 shares of its common stock and an option to acquire 25,000 shares of its common stock for $457,500 and $75,750, respectively.

    In connection with Dunn's initial public offering in April 1997, Dunn sold to the underwriter a warrant to purchase up to 100,000 shares of Dunn's common stock, exercisable at $6.00 per share for a period of four years commencing April 21, 2002.

    In connection with a consulting agreement with JDK Associates, Inc., Dunn granted a warrant to purchase up to 100,000 shares of Dunn, which vests over a period of one year, exercisable at $6.50 per share.

    As of the date of this Prospectus under Dunn's 1997 Stock Option Plan, Dunn has granted 1,832,000 options to purchase shares of Dunn.

    In the Merger, all of the shares, options and warrants of Dunn will be exchanged on a one-for-one basis for shares of the Company (subject to adjustments in the event of stock splits, stock dividends, recapitalizations and other adjustments). The Company has filed a separate registration statement on Form S-4 relating to the Merger.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

    (a) Exhibits.


 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
    *1.1   Form of Underwriting Agreement.

    *2.1   Acquisition Agreement, dated March 9, 1998, by and among Dunn, the Company, George D. Fuster, D. Oscar
           Fuster, Carol N. Fuster and Wendy E. Fuster (refiling to add index of exhibits and schedules).

    *2.2   Agreement of Merger, dated as of March 18, 1998, by and among Dunn Merger Corp., a Delaware corporation, Dunn and the Company.

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
     2.3   Stock Purchase Agreement, dated September 12, 1997, by and among STMS Acquisition Corp., Dunn, STMS,
           Inc., John Signorello, Timothy McNamee, Steve Salmon and certain other stockholders of Dunn. (Filed as
           Exhibit 2.1 to Dunn's Current Report on Form 8-K, dated September 12, 1997, filed September 27, 1997
           (File No. 0-22263) and hereby incorporated by reference).

     3.1   Articles of Incorporation of the Company, dated February 25, 1998, and effective as of February 26,
           1998 (previously filed).

     3.2   By-laws of the Company, effective as of March 5, 1998 (previously filed).

     3.3   Certificate of Incorporation and amendments thereto of Dunn (Filed as Exhibit 3.1 to Dunn's
           Registration Statement on Form SB-2, dated January 13, 1997 (File No. 333-19635) and hereby incorporated by reference).

    *3.4   By-Laws and amendments thereto of Dunn.

    *4.1   Specimen common stock certificate for the Company (refiling to reflect revised form).

    *5.1   Opinion of Jones, Day, Reavis & Pogue regarding the validity of the securities being registered.

    10.1   GSA Schedule (Filed as Exhibit 10.2 to Dunn's Registration Statement on Form SB-2, Amendment 1, dated
           March 14, 1997 (File No. 333-19635) and hereby incorporated by reference).

    10.2   Agreement, dated November 21, 1995, by and between GCH Systems, Inc. and Dunn regarding Lockheed (Filed as Exhibit 10.4 to Dunn's Registration Statement on Form SB-2, Amendment 1, dated March 14, 1997 (File
           No. 333-19635) and hereby incorporated by reference).

    10.3   Agreement, dated March 25, 1997, by and between Dunn and the Social Security Administration (Filed as
           Exhibit 10.5 to Dunn's Registration Statement on Form SB-2, Amendment 2, dated April 4, 1997 (File No.
           333-19635) and hereby incorporated by reference).

    10.4   Agreement, dated June 12, 1995, by and between Dunn and the Administrative Office of the U.S. Courts
           (Filed as Exhibit 10.6 to Dunn's Registration Statement on Form SB-2, Amendment 2, dated April 4, 1997
           (File No. 333-19635) and hereby incorporated by reference).

    10.5   Agreement, dated September 29, 1994, by and between Dunn and the Health Care Finance Administration
           (Filed as Exhibit 10.7 to Dunn's Registration Statement on Form SB-2, Amendment 2, dated April 4, 1997
           (File No. 333-19635) and hereby incorporated by reference).

    10.6   Agreement effective September 8, 1997, by and between Virginia Contracting Authority and Dunn (Filed as
           Exhibit 10.6 to Dunn's Form 10-KSB, dated January 30, 1998 (File No. 0-22263) and hereby incorporated by reference).

    10.7   Employment Agreement by and between Dunn and John D. Vazzana (Filed as Exhibit 99.1 to Dunn's
           Registration Statement on Form SB-2, Amendment 2, dated April 4, 1997 (File No. 333-19635) and hereby incorporated by reference).

    10.8   Employment Agreement by and between Dunn and Thomas P. Dunne (Filed as Exhibit 99.2 to Dunn's
           Registration Statement on Form SB-2, Amendment 2, dated April 4, 1997 (File No. 333-19635) and hereby incorporated by reference).

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
    10.9   Deed of Lease, dated October 31, 1994, between C&T Partnership and Dunn and addenda thereto (Filed as
           Exhibit 10.9 to Dunn's Form 10-KSB, dated January 30 , 1998 (File No. 0-22263) and hereby incorporated by reference).

    10.10  Deed of Lease, dated February 7, 1997, between APA Properties No. 6 L.P. and STMS, Inc. and First
           Amendment thereto, dated July 23, 1997 (Filed as Exhibit 10.10 to Dunn's Form 10-KSB, dated January 30,
           1998 (File No. 0-22263) and hereby incorporated by reference).

   *10.11  1997 Stock Option Plan, as amended.

   *10.12  General Service Administration Schedule for International Data Products, Corp.

   *10.13  Agreement, dated May 5, 1997, by and between International Data Products, Corp. and the U.S. Air Force,
           the Desktop V Contract.

   *10.14  Agreement, dated January 6, 1998, by and between International Data Products, Corp. and the Department
           of the Navy.

   *10.15  Deed of Lease, dated January 31, 1995, between Northtech Business Park and International Data Products.

   *10.16  Deed of Lease, dated July 15, 1994, between Puerto Rico Industrial Development Company and Puerto Rico
           Industrial Manufacturing Operations, Corp.

   *10.17  Agreement, dated July 11, 1995, by and between International Data Products, Corp. and the Social
           Security Administration.

   *10.18  Form of Employment Agreement by and between the Company and each of George D. Fuster and D. Oscar
           Fuster (refiling to reflect revised form).

   *10.19  Form of Lock-up Agreement.

   *10.20  Consent Agreement by and among Dunn, the Company, Network 1 Financial Securities, Inc., a Texas
           corporation, and Damon Testaverde, William Hunt and Richard Hunt, dated as of April 20, 1998.

   *10.21  Support Agreement by and between Ferris, Baker, Watts, Incorporated, Gerard Klauer Mattison & Co., Inc.
           and certain other individuals, dated as of April 3, 1998.

    10.22  Loan and Security Agreement, dated as of May 28, 1996 by and between Dunn and SIGNET BANK and Amendment
           Nos 1, 2 and 3 thereto (Filed as Exhibit 4.2 to Dunn's Form 10-KSB, for the fiscal year ended October
           31, 1997 (File No. 0-22263) and hereby incorporated by reference).

   *10.23  Amendment No. 4, dated February 28, 1998 to the Loan and Security Agreement by and between Dunn and
           SIGNET BANK, dated as of May 28, 1996.

    21.1   List of Subsidiaries (previously filed).

    23.1   Consents of Ernst & Young LLP, Independent Auditors (previously filed).

    23.2   Consent of KPMG Peat Marwick LLP, Independent Auditors (previously filed).

    23.3   Consent of Davis, Sita & Company, P.A., Independent Auditors (previously filed).

   *23.4   Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

    24.1   Power of Attorney (previously filed).

    27.1   Financial Data Schedule (previously filed).

    27.2   Financial Data Schedule (previously filed).

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
   *99.1   Stock Exchange Agreement, dated January 6, 1997, by and among Dunn, Thomas P. Dunne, John Vazzana,
           Claudia Dunne and Dunn Computer Corporation (n/k/a Dunn Computer Operating Company) (providing for the exchange of the shares of common stock of Dunn Computer Operating Company for shares of common stock of
           Dunn).

   *99.2   Reciprocal Release, dated as of September 12, 1997, by and among Barry D. Bergman, Jacqueline L.
           Bergman, Primary Telecommunications, Inc., a Pennsylvania corporation, STMS (f/k/a Service and
           Technology Micro Systems, Inc.), a Virginia corporation, John Signorello, Timothy McNamee, Steve Salmon and Dunn.

   *99.3   Supplemental Agreement, dated as of March 26, 1998, by and among Dunn, Barry D. Bergman and Jacqueline
           L. Berman.


------------------------

*   Filed herewith.



(b) Financial Statement Schedule.


       Schedule II - Valuation and Account Reserve.

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned hereby undertakes that:

        (i) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4) or 497(h), under the Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

        (ii) For the purposes of determining any liability under the Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

    The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF STERLING, COMMONWEALTH OF VIRGINIA ON APRIL 22, 1998.


                                DUNN COMPUTER CORPORATION

                                BY:             /S/ THOMAS P. DUNNE
                                     -----------------------------------------
                                                  Thomas P. Dunne
                                                     PRESIDENT

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                                           CAPACITY IN
            SIGNATURE                     WHICH SIGNED                 DATE
---------------------------------  ---------------------------  -------------------

                                   Chairman, Chief Executive
        /s/ THOMAS P. DUNNE          Officer and President
---------------------------------    (Principal Executive         April 22, 1998
          Thomas P. Dunne            Officer)

                                   Executive Vice President,
        /s/ JOHN D. VAZZANA          Chief Financial Officer
---------------------------------    and Director (Principal      April 22, 1998
          John D. Vazzana            Financial and Accounting
                                     Officer)

                       *
---------------------------------  Vice President and Director    April 22, 1998
          Claudia N. Dunne

                       *
---------------------------------  Director                       April 22, 1998
   VADM E.A. Burkhalter, Jr., USN
             (Ret.)

                       *
---------------------------------  Director                       April 22, 1998
           Daniel Sinnott



    By his signature set forth below, John D. Vazzana, pursuant to duly executed Powers of Attorney duly filed with the Securities and Exchange Commission, has signed this Amendment No. 2 to the Registration Statement on behalf of the persons whose signatures are printed above, in the capacities set forth opposite their respective names.


                                                /s/ JOHN D. VAZZANA
                                     -----------------------------------------
                                                  John D. Vazzana

                                 EXHIBIT INDEX


 EXHIBIT                                                                                                  SEQUENTIAL
 NUMBER                                            DESCRIPTION                                             PAGE NO.
---------  -------------------------------------------------------------------------------------------  ---------------
    *1.1   Form of Underwriting Agreement.

    *2.1   Acquisition Agreement, dated March 9, 1998, by and among Dunn, the Company, George D.
           Fuster, D. Oscar Fuster, Carol N. Fuster and Wendy E. Fuster (refiling to add index of exhibits and schedules).

    *2.2   Agreement of Merger, dated as of March 18, 1998, by and among Dunn Merger Corp., a Delaware corporation, Dunn and the Company.

     2.3   Stock Purchase Agreement, dated September 12, 1997, by and among STMS Acquisition Corp.,
           Dunn, STMS, Inc., John Signorello, Timothy McNamee, Steve Salmon and certain other stockholders of Dunn. (Filed as Exhibit 2.1 to Dunn's Current Report on Form 8-K, dated
           September 12, 1997, filed September 27, 1997 (File No. 0-22263) and hereby incorporated by reference).

     3.1   Articles of Incorporation of the Company, dated February 25, 1998, and effective as of
           February 26, 1998 (previously filed).

     3.2   By-laws of the Company, effective as of March 5, 1998 (previously filed).

     3.3   Certificate of Incorporation and amendments thereto of Dunn (Filed as Exhibit 3.1 to Dunn's
           Registration Statement on Form SB-2, dated January 13, 1997 (File No. 333-19635) and hereby incorporated by reference).

    *3.4   By-Laws and amendments thereto of Dunn.

    *4.1   Specimen common stock certificate for the Company (refiling to reflect revised form).

    *5.1   Opinion of Jones, Day, Reavis & Pogue regarding the validity of the securities being registered.

    10.1   GSA Schedule (Filed as Exhibit 10.2 to Dunn's Registration Statement on Form SB-2,
           Amendment 1, dated March 14, 1997 (File No. 333-19635) and hereby incorporated by reference).

    10.2   Agreement, dated November 21, 1995, by and between GCH Systems, Inc. and Dunn regarding
           Lockheed (Filed as Exhibit 10.4 to Dunn's Registration Statement on Form SB-2, Amendment 1,
           dated March 14, 1997 (File No. 333-19635) and hereby incorporated by reference).

    10.3   Agreement, dated March 25, 1997, by and between Dunn and the Social Security Administration
           (Filed as Exhibit 10.5 to Dunn's Registration Statement on Form SB-2, Amendment 2, dated
           April 4, 1997 (File No. 333-19635) and hereby incorporated by reference).

    10.4   Agreement, dated June 12, 1995, by and between Dunn and the Administrative Office of the
           U.S. Courts (Filed as Exhibit 10.6 to Dunn's Registration Statement on Form SB-2, Amendment
           2, dated April 4, 1997 (File No. 333-19635) and hereby incorporated by reference).

    10.5   Agreement, dated September 29, 1994, by and between Dunn and the Health Care Finance
           Administration (Filed as Exhibit 10.7 to Dunn's Registration Statement on Form SB-2,
           Amendment 2, dated April 4, 1997 (File No. 333-19635) and hereby incorporated by reference).

 EXHIBIT                                                                                                  SEQUENTIAL
 NUMBER                                            DESCRIPTION                                             PAGE NO.
---------  -------------------------------------------------------------------------------------------  ---------------
    10.6   Agreement effective September 8, 1997, by and between Virginia Contracting Authority and
           Dunn (Filed as Exhibit 10.6 to Dunn's Form 10-KSB, dated January 30, 1998 (File No.
           0-22263) and hereby incorporated by reference).

    10.7   Employment Agreement by and between Dunn and John D. Vazzana (Filed as Exhibit 99.1 to
           Dunn's Registration Statement on Form SB-2, Amendment 2, dated April 4, 1997 (File No.
           333-19635) and hereby incorporated by reference).

    10.8   Employment Agreement by and between Dunn and Thomas P. Dunne (Filed as Exhibit 99.2 to
           Dunn's Registration Statement on Form SB-2, Amendment 2, dated April 4, 1997 (File No.
           333-19635) and hereby incorporated by reference).

    10.9   Deed of Lease, dated October 31, 1994, between C&T Partnership and Dunn and addenda thereto
           (Filed as Exhibit 10.9 to Dunn's Form 10-KSB, dated January 30, 1998 (File No. 0-22263) and hereby incorporated by reference).

    10.10  Deed of Lease, dated February 7, 1997, between APA Properties No. 6 L.P. and STMS, Inc. and
           First Amendment thereto, dated July 23, 1997 (Filed as Exhibit 10.10 to Dunn's Form 10-KSB,
           dated January 30, 1998 (File No. 0-22263) and hereby incorporated by reference).

   *10.11  1997 Stock Option Plan, as amended.

   *10.12  General Service Administration Schedule for International Data Products, Corp.

   *10.13  Agreement, dated May 5, 1997, by and between International Data Products, Corp. and the
           U.S. Air Force, the Desktop V Contract.

   *10.14  Agreement, dated January 6, 1998, by and between International Data Products, Corp. and the
           Department of the Navy.

   *10.15  Deed of Lease, dated January 31, 1995, between Northtech Business Park and International
           Data Products.

   *10.16  Deed of Lease, dated July 15, 1994, between Puerto Rico Industrial Development Company and
           Puerto Rico Industrial Manufacturing Operations, Corp.

   *10.17  Agreement, dated July 11, 1995, by and between International Data Products, Corp. and the
           Social Security Administration.

   *10.18  Form of Employment Agreement by and between the Company and each of George D. Fuster and D.
           Oscar Fuster (refiling to reflect revised form).

   *10.19  Form of Lock-up Agreement.

   *10.20  Consent Agreement by and among Dunn, the Company, Network 1 Financial Securities, Inc., a
           Texas corporation, and Damon Testaverde, William Hunt and Richard Hunt, dated as of April
           20, 1998.

   *10.21  Support Agreement by and between Ferris, Baker, Watts, Incorporated, Gerard Klauer Mattison
           & Co., Inc. and certain other individuals, dated as of April 3, 1998.

    10.22  Loan and Security Agreement, dated as of May 28, 1996 by and between Dunn and SIGNET BANK and Amendment Nos. 1, 2 and 3 thereto (Filed as Exhibit 4.2 to Dunn's Form 10-KSB, for the fiscal year ended October 31, 1997 (File No. 0-22263) and hereby incorporated by reference).

   *10.23  Amendment No. 4, dated February 28, 1998 to the Loan and Security Agreement by and between
           Dunn and SIGNET BANK, dated as of May 28, 1996.

 EXHIBIT                                                                                                  SEQUENTIAL
 NUMBER                                            DESCRIPTION                                             PAGE NO.
---------  -------------------------------------------------------------------------------------------  ---------------
    21.1   List of Subsidiaries (previously filed).

    23.1   Consents of Ernst & Young LLP, Independent Auditors (previously filed).

    23.2   Consent of KPMG Peat Marwick LLP, Independent Auditors (previously filed).

    23.3   Consent of Davis, Sita & Company, P.A., Independent Auditors (previously filed).

   *23.4   Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

    24.1   Power of Attorney (previously filed).

    27.1   Financial Data Schedule (previously filed).

    27.2   Financial Data Schedule (previously filed).

   *99.1   Stock Exchange Agreement, dated January 6, 1997, by and among Dunn, Thomas P. Dunne, John
           Vazzana, Claudia Dunne and Dunn Computer Corporation (n/k/a Dunn Computer Operating
           Company) (providing for the exchange of the shares of common stock of Dunn Computer
           Operating Company for shares of common stock of Dunn).

   *99.2   Reciprocal Release, dated as of September 12, 1997, by and among Barry D. Bergman,
           Jacqueline L. Bergman, Primary Telecommunications, Inc., a Pennsylvania corporation, STMS
           (f/k/a Service and Technology Micro Systems, Inc.), a Virginia corporation, John
           Signorello, Timothy McNamee, Steve Salmon and Dunn.

   *99.3   Supplemental Agreement, dated as of March 26, 1998, by and among Dunn, Barry D. Bergman and
           Jacqueline L. Berman.


------------------------


*   Filed herewith.